UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2021

New Senior Investment Group Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36499	80-0912734
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 West 46th Street, Suite 2204

New York, New York 10036

(Address of principal executive office)

646-822-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common stock, par value $0.01 per share	SNR	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On February 26, 2021, New Senior Investment Group Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Morgan Stanley & Co. LLC, BMO Capital Markets Corp., BTIG, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc. and RBC Capital Markets, LLC, as the Company’s sales agents (each, a “Sales Agent,” and collectively, the “Sales Agents”), pursuant to which the Company may offer and sell, from time to time, through the Sales Agents shares of the Company’s common stock, par value $0.01 per share, having an aggregate offering price of up to $100.0 million (the “Shares”), in such share amounts as the Company may specify by notice to the Sales Agents, in accordance with the terms and conditions set forth in the Distribution Agreement.

Sales of the Shares pursuant to the Distribution Agreement may be made in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended. Sales may also be made by any other method permitted by law, including sales made by means of ordinary brokers’ transactions on the New York Stock Exchange, on any other existing trading market for our common stock, to or through a market maker at market prices prevailing at the time of sale or in privately negotiated transactions. Under the Distribution Agreement, the Company will set the parameters for the sale of the Shares, including the number of the Shares to be issued, the time period during which sales are requested to be made, limitation on the number of the Shares that may be sold in any one trading day and any minimum price below which sales may not be made. Each Sales Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Shares up to the amount specified, and otherwise in accordance with mutually agreed terms between the Sales Agent and the Company. Neither the Company nor any of the Sales Agents are obligated to sell any specific number or dollar amount of Shares under the Distribution Agreement. The Sales Agents will be paid a commission of up to 2.0% of the gross sales price from the sale of any Shares. The Company intends to use the net proceeds from the sale, if any, of the Shares for general corporate purposes.

The Shares will be offered and sold pursuant to the prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2021 and the accompanying base prospectus dated November 15, 2019 forming part of the Company’s Registration Statement on Form S-3 (File No. 333-234508) filed with the SEC on November 5, 2019.

The Company or any Sales Agent may at any time suspend an offering of Common Stock pursuant to the terms of the Distribution Agreement. The Distribution Agreement may be terminated by the Company upon written notice to the Sales Agents for any reason or by the Sales Agents upon written notice to the Company for any reason or at any time.

The Distribution Agreement contains customary representations, warranties and agreements by the Company. The Company and the Sales Agents provided each other with customary indemnification rights.

The above summary of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Distribution Agreement, a copy which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The legal opinion of Covington & Burling LLP relating to the Shares being offered pursuant to the Distribution Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

On February 26, 2020, the Company issued a press release announcing its entry into the Distribution Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated as of February 26, 2021, by and among New Senior Investment Group Inc. and the sales agents named therein.

5.1	Opinion of Covington & Burling LLP.

23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1).

99.1	Press Release dated February 26, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW SENIOR INVESTMENT GROUP INC.

Date: February 26, 2021	By:	/s/ Lori B. Marino
Lori B. Marino
Executive Vice President,
General Counsel and Secretary